UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2012

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 8, 2012, Arrhythmia Research Technology, Inc. (the “Company”) held its annual meeting of stockholders.  The matters voted upon were: (1) the re-election of E.P. Marinos and Michael S. Gunter as Class II directors (terms expiring at the 2015 annual meeting) to the board of directors of the Company and (2) the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm.
     (1) Each of the nominees for director was elected to the respective classes for which they were nominated. The results of the voting for the members of the board of directors were as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
E.P. Marinos	959,538	456.255	987,303
Michael S. Gunter	1,264,934	150,970	987,303
(2) The proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm. The results of the voting were as follows:

Votes For	Votes Against	Abstain
2,195,105	199,848	8,143

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 13th day of June, 2012.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ David A. Garrison
David A. Garrison
Executive Vice President and
Chief Financial Officer